EXHIBIT



                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                    --------



We consent to the incorporation by reference in the Registration Statement on Form S-8 of Lexmark International Group, Inc. of our report dated June 8, 1998 on our audits of the statements of net assets available for plan benefits of the Lexmark Savings Plan as of December 31, 1997 and 1996 and the related statements of changes in net assets available for plan benefits for the years then ended, which report is included in this Form 11-K.






/s/Coopers & Lybrand L.L.P.

Lexington, Kentucky
June 19, 1998